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                                                                    Exhibit 10.7

        THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Agreement"), is dated and effective as of January , 2002, by and among AVENTIS PHARMACEUTICALS INC., a Delaware corporation f/k/a AVENTIS PHARMACEUTICALS PRODUCTS INC. ("Seller"), and QUESTCOR PHARMACEUTICALS, INC., a California corporation ("Purchaser").

                                   WITNESSETH

        WHEREAS, Purchaser and Seller entered into an Asset Purchase Agreement, dated as of July 27, 2001 (the "Asset Purchase Agreement").

        WHEREAS, Purchaser and Seller wish the amend certain provisions thereof to correct the Asset Purchase Agreement to reflect the understanding of the parties, and correct certain scrivener's errors;

        NOW, THEREFORE, in mutual covenants, the parties hereto agree as follows:

        Section 1. Section 4.1(f) is hereby is hereby amended and restated in its entirety as follow:

        "FINISHED PRODUCT INVENTORY WARRANTY. The Finished Product Inventory delivered hereunder shall conform to the specifications therefor, and shall have been formulated, filled, tested, labeled and packaged in accordance with manufacturing procedures in effect as of the Effective Date, copies of which have been provided to Questcor.

        Section 2. The parties hereto acknowledge that Seller reserved the rights necessary and Purchaser agrees that it has licensed and granted Seller such rights, to sell the Product to Athena Rx Pharmacy for the Limited Access Programs, as well as to other customers, in both cases for orders that need to be filled on or prior to the date that Purchaser has received relabeled Product, and for the period of any termination phase of the Agreement with Athena Rx Pharmacy. The parties acknowledge that Seller has billed and shipped such Products under the terms and conditions that were specified in the agreement between Seller and Athena Rx Pharmacy, and to other customers in accordance with past practice. Sales of such quantities of Product have been booked by Seller and Purchaser shall not have any claim to the revenues or profits from this commercial activity. The parties also acknowledge that any future claim arising from the sales of Product by Seller made under this Section 2 shall be borne fully by Seller, consistent with the provisions of the Asset Purchase Agreement that relate to sales of the Product prior to the execution date thereof.

        Section 3. Seller and Purchaser acknowledge that notwithstanding anything in Sections 2.1(e), 2.3(b) and 2.5(b) the Asset Purchase Agreement to the contrary, Purchaser has the option, but not the obligation, to purchase any Remaining Inventory remaining at the termination of the Supply and License Agreement described in Section 1 hereof. Seller and Purchaser further acknowledge that the terms of the sale of such


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Remaining Inventory elected to be purchased by Purchaser shall be governed by
Sections 2.3(b) and 2.5(b) of the Asset Purchase Agreement. Purchaser shall notify Seller in writing of its election to purchase some or all of the Remaining Inventory at least 30 days prior to the first anniversary of the Effective Date of the Asset Purchase Agreement. Purchaser acknowledges that Seller has no responsibility to retain or maintain such Remaining Inventory after the first anniversary of the Effective Date.

        In all other respects, the Asset Purchase Agreement remains unamended.

        IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives effective as of the date first above written.

                            AVENTIS PHARMACEUTICALS INC.


                            By:    /s/ John R. Leone
                               ----------------------------------------
                               Name: John R. Leone
                               Title: Senior Vice President and
                                      COO, U.S. Commercial Operations

                            QUESTCORP  PHARMACEUTICALS, INC.


                            By: /s/ Kenneth R. Greathouse
                               ----------------------------------------
                               Name: Kenneth R. Greathouse
                               Title: Vice President, Commercial Operations